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                                                                    Exhibit 4.1

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                          FORD MOTOR CREDIT COMPANY

                                     AND

                      THE CHASE MANHATTAN BANK, TRUSTEE
         (Successor Trustee to Manufacturers Hanover Trust Company)

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                        SIXTH SUPPLEMENTAL INDENTURE

                          Dated as of June 1, 1998

                          Supplemental to Indenture


              Dated as of February 1, 1985 as Supplemented by a
           First Supplemental Indenture dated as of April 1, 1986,
                 a Second Supplemental Indenture dated as of
                   September 1, 1986, a Third Supplemental
                    Indenture dated as of March 15, 1987,
                       a Fourth Supplemental Indenture
                       dated as of April 15, 1988 and
        a Fifth Supplemental Indenture dated as of September 1, 1990



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                Unsecured and Unsubordinated Debt Securities

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         SIXTH SUPPLEMENTAL INDENTURE, dated as of the first day of June, 1998, between FORD MOTOR CREDIT COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), and THE CHASE MANHATTAN BANK, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as Trustee under the indenture of the Company, dated as of February 1, 1985, as supplemented by a First Supplemental Indenture dated as of April 1, 1986, a Second Supplemental Indenture dated as of September 1, 1986, a Third Supplemental Indenture dated as of March 15, 1987, a Fourth Supplemental Indenture dated as of April 15, 1988 and a Fifth Supplemental Indenture dated as of September 1, 1990 (such indenture as so supplemented is hereinafter called the "Indenture").


                             RECITALS OF THE COMPANY


         WHEREAS, the Indenture provides for the issuance from time to time of unsecured and unsubordinated debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") in one or more series in an unlimited aggregate principal amount;

         WHEREAS, the Company desires, pursuant to Section 9.01 of the Indenture to supplement and amend the Indenture, in order to permit the Company to issue. Securities governed by and construed in accordance with laws other than those of the State of New York; and

         WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Sixth Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Sixth Supplemental Indenture;

         NOW, THEREFORE,

         In consideration of the premises and the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities (and of the coupons, if any, appertaining thereto) or of a series hereof, as follows:


                                 ARTICLE ONE


         SECTION 1.01.  Section 3.01 of the Indenture is hereby amended by

         (i)   deleting the word "and" at the end of Section 3.01(15);



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         (ii)  redesignating Subsection 3.01(16) as 3.01(17); and
         (iii) adding a new Subsection 3.01(16) to read as follows:
               "(16) if other than the laws of the State of New York, the law or laws of any other jurisdiction, domestic or foreign, by which any Security or portion thereof shall be governed and construed in accordance with; and".

               SECTION 1.02. Section 16.04 of the Indenture is hereby amended by deleting the first word thereof and inserting in its place the phrase "Except as otherwise provided in accordance with Section 3.01, this".



                                   ARTICLE TWO


                            Miscellaneous Provisions

         SECTION 2.01. This Sixth Supplemental Indenture is executed by the Company, and by the Trustee upon the Company's request, pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECITON 2.02. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 2.03. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Sixth Supplemental Indenture or the due authorization and execution hereof by the Company.

         SECTION 2.04. Except as otherwise provided by Article One of this Sixth Supplemental Indenture, this Sixth Supplemental Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such state without regard to the conflicts of law principles.

         IN WITNESS WHEREOF, Ford Motor Credit Company has caused this Sixth Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Secretary or an Assistant Secretary thereunto duly authorized, and its corporate seal to be affixed hereunto,


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and the same to be attested by its Secretary or an Assistant Secretary; and The
Chase Manhattan Bank, as Trustee under the Indenture, has caused this Sixth Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Secretaries or Trust Officers.


                                            FORD MOTOR CREDIT COMPANY


                                            By /s/ Hurley D. Smith
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                                                Secretary

Attest:  /s/ R. P. Conrad
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         Assistant Secretary


                                                             [CORPORATE SEAL]



                                            THE CHASE MANHATTAN BANK



                                            By /s/ Michael Smith
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                                                Assistant Vice President

Attest:  /s/ Robert Presculer
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         Trust Officer
                                                             [CORPORATE SEAL]